Exhibit 99.1

FOR IMMEDIATE RELEASE
May 2, 2012

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS NET INCOME OF $2.66 PER SHARE;
$2.44 COMPREHENSIVE INCOME PER SHARE and
$29.06 NET BOOK VALUE PER SHARE

Bethesda, MD - May 2, 2012 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income and comprehensive income for the first quarter of 2012 of $641 million and $587 million, respectively, or $2.66 per share and $2.44 per share, respectively, and net book value of $29.06 per share. Economic return, defined as dividends plus the change in net book value, for the period was $2.60 per share, or 38%.

FIRST QUARTER 2012 FINANCIAL HIGHLIGHTS

•	$2.44 comprehensive income per share, comprised of:

◦	$2.66 net income per share

◦	$0.22 other comprehensive loss per share

•	$1.42 net spread income per share

◦	Comprised of interest income, net of cost of funds (including interest rate swaps) and operating expenses

◦	$1.30 per share, excluding approximately $0.12 per share of premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimate

•	$2.03 estimated taxable income per share

•	$1.25 dividend declared per share

•	$1.28 estimated undistributed taxable income per share as of March 31, 2012

◦	Increased $0.48 per share from $0.80 per share as of December 31, 2011

◦	Represents an increase of $204 million from $180 million as of December 31, 2011 to $384 million as of March 31, 2012

•	$29.06 net book value per share as of March 31, 2012

◦	Increased $1.35 per share from $27.71 per share as of December 31, 2011

•	38% annualized economic return

◦	Comprised of $1.25 dividend per share and $1.35 increase in net book value per share

American Capital Agency Corp.
May 2, 2012

OTHER FIRST QUARTER HIGHLIGHTS

•	$81 billion investment portfolio as of March 31, 2012

•	8.4x leverage as of March 31, 2012, including net payable for unsettled securities

◦	8.2x average leverage for the quarter

•	10% actual portfolio CPR for securities held during the quarter

◦	12% actual portfolio CPR for the month of April 2012

◦	9% average projected portfolio life CPR as of March 31, 2012

•	2.31% annualized net interest rate spread for the quarter

◦	2.13% annualized net interest rate spread for the quarter, excluding premium amortization benefit due to change in projected CPR estimate

◦	2.07% net interest rate spread as of March 31, 2012

•	$2.4 billion of net equity proceeds raised

◦	$2.1 billion of net proceeds raised in a follow-on equity offering during the quarter

◦	$142 million of net proceeds raised in a controlled equity offering during the quarter

◦	$167 million of net proceeds raised from preferred stock offering during April 2012

"We are extremely pleased with the performance of our investment strategies during the quarter," commented Gary Kain, President and Chief Investment Officer. "In particular, AGNC's focus on lower loan balance mortgages and loans originated under the U.S. Government sponsored Home Affordable Refinance Program (or 'HARP') was a key driver of our continued book value growth and our strong earnings. In addition to paying the dividend of $1.25 per share, our book value increased during the quarter by $1.35 per share resulting in total economic value creation of $2.60 per share or a 38% annualized return. Equally important, we believe our portfolio remains well positioned to generate attractive returns over a relatively wide range of economic conditions.”

"Once again, our management team has delivered a strong quarter by executing on our strategy of actively managing the portfolio," said John Erickson, Executive Vice President and Chief Financial Officer. "This quarter marks the eleventh of the past twelve quarters that Gary and his team have increased book value per share. AGNC's book value has increased $0.82 per share, on average, over the past twelve quarters, or a total of $9.80 per share. This increase is in addition to $16.75 per share in dividends declared over the same period. The combination of these two components of shareholder value creation led to a total economic return of 138% since March 2009. We are very proud of these results, especially given the backdrop of volatile financial markets."

INVESTMENT PORTFOLIO
As of March 31, 2012, the Company's investment portfolio totaled $80.6 billion of agency securities, at fair value, comprised of $77.7 billion of fixed-rate securities, $2.5 billion of adjustable-rate securities and $0.4 billion of collateralized mortgage obligations (“CMOs”) backed by fixed and adjustable-rate securities, including principal and interest-only strips. As of March 31, 2012, the Company's fixed-rate investment portfolio was comprised of $27.5 billion ≤15-year fixed-rate securities, $5.7 billion 20-year fixed-rate securities and $44.5 billion 30-year fixed-rate securities.

CONSTANT PREPAYMENT RATES
The actual CPR for the Company's portfolio during the first quarter was 10%, an increase from 9% during the fourth quarter. The most recent CPR published in April 2012 for the Company's portfolio held as of March 31, 2012 was 12%. The weighted average projected CPR for the remaining life of

American Capital Agency Corp.
May 2, 2012

all of the Company's investments held as of March 31, 2012 was 9%, a decrease from 14% as of December 31, 2011. The decrease in the Company's average projected CPR estimate was primarily due to a combination of the increase in interest rates during the quarter, changes in portfolio composition and changes in the Company's underlying prepayment model assumptions to reflect prepayment behaviors observed in the current market.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs, using the effective yield method. The weighted average cost basis of the investment portfolio was 104.8% as of March 31, 2012; therefore, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact, on the Company's asset yields.

The amortization of premiums (net of any accretion of discounts) on the investment portfolio for the quarter was $100 million, or $0.42 per share. The unamortized net premium balance as of March 31, 2012 was $3.7 billion. The change in the Company's weighted average projected CPR estimate resulted in recognition of approximately $28 million (or $0.12 per share) of premium amortization benefit during the quarter.

"We are extremely pleased with the performance of our mortgage assets during the quarter as prepayments remained very well behaved, averaging only 10% CPR," said Chris Kuehl, Senior Vice President of Mortgage Investments. "As importantly, other market participants continued to seek MBS with favorable loan attributes driving up the value of our lower loan balance and HARP securities. We took this opportunity to sell some of these assets in an attempt to 'lock-in' a portion of the significant book value gains we achieved over the past several quarters, while reducing 'pay-up risk' at the same time."

The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original loan-to-values of ≥ 80% and ≤ 125%. "Pay-up risk" is the risk of a decline in the value of the price premium of specified securities over generic TBA pools. The Company's pay-up risk generally increases or decreases as the value of the price premium on its holdings of specified pools increases or decreases, respectively.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield for the first quarter increased 26 bps to 3.32%, from 3.06% for the fourth quarter. Excluding the impact of premium amortization benefit/expense recognized during the first and fourth quarters due to changes in projected CPR estimates, respectively, the annualized weighted average yield on the Company's investment portfolio was 3.14%, largely unchanged from 3.13% for the fourth quarter of 2011. The Company's average asset yield reported as of March 31, 2012 was 3.06%, also largely unchanged from 3.07% as of December 31, 2011.

The Company's average cost of funds (comprised of repurchase agreements ("repos") and interest rate swaps) decreased 15 bps to 1.01% for the first quarter, from 1.16% for the fourth quarter. The Company's average cost of funds as of March 31, 2012 decreased 14 bps to 0.99%, from 1.13% as of December 31, 2011. The decline in the Company's average cost of funds was primarily due to a lower ratio of interest rate swaps to repurchase agreements outstanding of 55% as of March 31, 2012

American Capital Agency Corp.
May 2, 2012

compared to 63% as of December 31, 2011 (or 52% compared to 62%, respectively, including the impact of net unsettled purchases and sales of securities). The Company's weighted average repo cost was 37 bps as of March 31, 2012 compared to 40 bps as of December 31, 2011, reflective of lower repo rates, net of the impact of extending the weighted average maturity of the Company's repo borrowings.

The Company's average net interest rate spread for the first quarter was of 2.31%, an increase of 41 bps from the fourth quarter of 2011 of 1.90%. Excluding the impact of premium amortization benefit/expense due to changes in projected CPR estimates, the Company's average net interest rate spread was 2.13%, a 16 bps increase from the fourth quarter of 1.97%. As of March 31, 2012, the Company's average net interest rate spread was 2.07%, an increase of 13 bps from December 31, 2011.

LEVERAGE AND HEDGING ACTIVITIES
As of March 31, 2012, the Company had total repurchase agreement and other debt outstanding of $69.9 billion, resulting in a leverage ratio of 8.0x. When adjusted for the net payable for agency securities not yet settled, the leverage ratio was 8.4x as of March 31, 2012. Average leverage for the quarter was 8.2x, which is calculated as the daily weighted average repurchase agreements and other debt balance outstanding divided by the Company's average month-ended stockholders' equity for the quarter.

The $69.8 billion borrowed under repurchase agreements as of March 31, 2012 had original maturities consisting of:

•	$1.9 billion of one month or less;

•	$15.4 billion between one and two months;

•	$21.1 billion between two and three months;

•	$18.4 billion between three and six months;

•	$8.6 billion between six and nine months; and

•	$4.4 billion between nine and twelve months.

The Company increased the weighted average original maturity of its repurchase agreements to 104 days as of March 31, 2012, from 90 days as of December 31, 2011. As of March 31, 2012, the Company's repurchase agreements had a weighted average remaining days to maturity of 60 days.

As of March 31, 2012, the Company had repurchase agreements with 30 financial institutions. Less than 4% of the Company's equity was at risk with any one repo counterparty as of March 31, 2012, with the top five repo counterparties representing less than 16% of the Company's equity at risk.

The Company's interest rate swap positions as of March 31, 2012 totaled $38.1 billion in notional amount at an average fixed pay rate of 1.55%, a weighted average receive rate of 0.35% and a weighted average maturity of 3.9 years. During the quarter, the Company increased its swap position, including forward starting swaps ranging up to three months as of March 31, 2012, by $7.9 billion in conjunction with an increase in the portfolio size. The new swap agreements entered into during the quarter have an average contractual term of approximately 6.3 years and a weighted average fixed pay rate of 1.47%. The Company enters into swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.

American Capital Agency Corp.
May 2, 2012

The Company also utilizes interest rate swaptions to mitigate exposure to larger changes in interest rates. During the quarter, the Company added $8.0 billion of payer swaptions at a cost of $65 million, while $0.7 billion of payer swaptions from previous quarters expired for a total loss of $5 million. As of March 31, 2012, the Company had $10.5 billion in payer swaptions outstanding at a market value of $78 million with an average option term of 7.4 months and an average underlying interest rate swap term of 7.2 years.

As of March 31, 2012, 55% of the Company's repurchase agreement balance and other debt was hedged through interest rate swap agreements, a decrease from 63% as of December 31, 2011. Including swaps underlying the payer swaptions noted above, this percentage increases to 70% as of March 31, 2012, unchanged from December 31, 2011.

“Our hedge portfolio grew substantially over the quarter as we remained disciplined in our approach to risk management and committed to our goal of protecting book value over a wide range of interest rate scenarios,” commented Peter Federico, Senior Vice President and Chief Risk Officer.

OTHER INCOME (LOSS), NET
During the quarter, the Company recorded a gain of $263 million in other income (loss), net, or $1.09 per share. Other income (loss), net is comprised of:

•	$216 million of net realized gains on sales of agency securities;

•	$39 million of other interest rate swap periodic interest costs (recognized in addition to $52 million of interest rate swap costs recorded in interest expense);

•	$5 million of net unrealized losses on interest rate swaps (excludes $52 million of net unrealized gains on interest rate swaps recorded in other comprehensive income (loss));

•	$5 million of net realized gains on other derivative instruments and securities; and

•	$86 million of net unrealized gains on other derivative instruments and securities.

Other derivative instruments and securities generally represent instruments that are used in addition to interest rate swaps (such as swaptions, short or long positions in “to-be-announced” mortgage securities (“TBA's”), treasury securities and treasury futures contracts) to supplement the Company's interest rate risk management strategies.

OTHER COMPREHENSIVE INCOME (LOSS)
During the quarter, the Company recorded an other comprehensive loss of $54 million, or $0.22 per share, comprised of $106 million of net unrealized losses on agency securities and $52 million of net unrealized gains on interest rate swaps. The net unrealized gains on interest rate swaps consists of amortization of the deferred loss that is reclassified into interest expense for interest rate swaps that were de-designated as hedges in the third quarter of 2011.

NET BOOK VALUE
As of March 31, 2012, the Company's net book value per share was $29.06, or $1.35 higher than the December 31, 2011 net book value per share of $27.71. Despite higher interest rates during the quarter, the Company's net book value per share benefited from incremental price appreciation on its holdings of securities backed by lower loan balance pools and HARP loans, which significantly outperformed generic and other specified mortgage backed securities during the quarter.

ESTMATED TAXABLE INCOME

American Capital Agency Corp.
May 2, 2012

Estimated taxable income for the first quarter was $2.03 per share, or $0.63 lower than GAAP net income per share. The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

FIRST QUARTER 2012 DIVIDEND DECLARATION
On February 6, 2012, the Board of Directors of the Company declared a first quarter dividend of $1.25 per share paid on April 27, 2012, to stockholders of record as of March 7, 2012. Since its May 2008 initial public offering, the Company has paid a total of $1.5 billion in dividends, or $20.11 per share. After adjusting for the first quarter accrued dividend, the Company had approximately $384 million of estimated undistributed taxable income as of March 31, 2012, or $1.28 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
May 2, 2012

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $72,598, $50,724, $38,860, $35,118 and $23,263, respectively)	$80,570	$54,683	$41,970	$39,926	$28,193
U.S. Treasury securities, at fair value	—	101	301	—	—
Cash and cash equivalents	1,762	1,367	984	626	301
Restricted cash	315	336	375	189	75
Derivative assets, at fair value	184	82	55	86	142
Receivable for agency securities sold	1,706	443	2,698	1,252	298
Receivable under reverse repurchase agreements	3,613	763	474	1,388	—
Other assets	267	197	182	170	146
Total assets	$88,417	$57,972	$47,039	$43,637	$29,155

Liabilities:
Repurchase agreements	$69,816	$47,681	$38,842	$33,505	$21,994
Other debt	50	54	57	62	68
Payable for agency securities purchased	4,852	1,919	1,660	3,337	3,504
Derivative liabilities, at fair value	827	853	793	290	93
Dividend payable	286	314	257	180	135
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	3,816	899	473	1,459	—
Accounts payable and other accrued liabilities	52	40	17	27	16
Total liabilities	79,699	51,760	42,099	38,860	25,810

Stockholders' equity:
Preferred stock, $0.01 par value; 10 shares authorized, 0 shares issued and outstanding, respectively	—	—	—	—	—
Common stock, $0.01 par value; 300 shares authorized, 300, 224, 184, 179 and 129 shares issued and outstanding, respectively	3	2	2	2	1
Additional paid-in capital	8,141	5,937	4,829	4,682	3,314
Retained earnings (deficit)	317	(38)	67	74	77
Accumulated other comprehensive income (loss)	257	311	42	19	(47)
Total stockholders' equity	8,718	6,212	4,940	4,777	3,345
Total liabilities and stockholders' equity	$88,417	$57,972	$47,039	$43,637	$29,155

Net book value per share	$29.06	$27.71	$26.90	$26.76	$25.96

American Capital Agency Corp.
May 2, 2012

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Interest income:
Interest income	$514	$353	$327	$265	$165
Interest expense (1)	106	90	95	64	36
Net interest income	408	263	232	201	129

Other income (loss), net:
Gain on sale of agency securities, net	216	112	263	94	4
Gain (loss) on derivative instruments and other securities, net (1)	47	(137)	(222)	(100)	12
Total other income (loss), net	263	(25)	41	(6)	16
Expenses:
Management fees	22	18	16	12	8
General and administrative expenses	6	6	6	5	3
Total expenses	28	24	22	17	11
Income before tax	643	214	251	178	134
Income tax	2	5	1	—	—
Net income	641	209	250	178	134
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(106)	214	536	319	(40)
Unrealized gain (loss) on derivative instruments, net (1)	52	54	(512)	(253)	61
Other comprehensive (loss) income	(54)	268	24	66	21
Comprehensive income	$587	$477	$274	$244	$155
Weighted average number of common shares outstanding - basic and diluted	241	210	181	130	90
Net income per common share - basic and diluted	$2.66	$0.99	$1.39	$1.36	$1.48
Comprehensive income per share - basic and diluted	$2.44	$2.27	$1.51	$1.87	$1.71
Dividends declared per common share	$1.25	$1.40	$1.40	$1.40	$1.40

American Capital Agency Corp.
May 2, 2012

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO ADJUSTED NET INTEREST INCOME AND NET SPREAD INCOME (2)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Interest income	$514	$353	$327	$265	$165
Interest expense:
Repurchase agreements and other debt	54	36	24	18	13
Interest rate swap periodic costs (1)	52	54	71	46	23
Total interest expense	106	90	95	64	36
Net interest income	408	263	232	201	129
Other interest rate swap periodic costs (3)	(39)	(33)	(2)	—	—
Adjusted net interest income	369	230	230	201	129
Operating expenses	28	24	22	17	11
Net spread income	$341	$206	$208	$184	$118
Weighted average number of common shares outstanding - basic and diluted	241	210	181	130	90
Net spread income per common share - basic and diluted	$1.42	$0.98	$1.15	$1.41	$1.30

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (2)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Net income	$641	$209	$250	$178	$134
Book to tax differences:
Premium amortization, net	(28)	20	34	8	(5)
Realized gain / loss, net	(46)	28	3	(2)	3
Unrealized gain / loss, net	(80)	86	47	20	19
Net income of taxable REIT subsidiary (4)	—	(6)	—	—	—
Other	2	1	1	—	—
Total book to tax differences	(152)	129	85	26	17
Estimated REIT taxable income	$489	$338	$335	$204	$151
Weighted average number of common shares outstanding - basic and diluted	241	210	181	130	90
Estimated REIT taxable income per common share - basic and diluted	$2.03	$1.61	$1.86	$1.56	$1.68
Estimated cumulative undistributed REIT taxable income per common share (5)	$1.28	$0.80	$0.85	$0.44	$0.42

American Capital Agency Corp.
May 2, 2012

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Fixed-rate agency securities, at fair value - as of period end	$77,675	$51,484	$38,278	$34,801	$22,876
Adjustable-rate agency securities, at fair value - as of period end	$2,500	$2,774	$3,238	$4,613	$4,916
CMO agency securities, at fair value - as of period end	$228	$247	$246	$265	$290
Interest-only strips agency securities, at fair value - as of period end	$133	$141	$168	$207	$111
Principal-only strips agency securities, at fair value - as of period end	$34	$37	$40	$40	$—
Total agency securities, at fair value - as of period end	$80,570	$54,683	$41,970	$39,926	$28,193
Total agency securities, at cost - as of period end	$79,687	$53,694	$41,204	$39,667	$28,253
Total agency securities, at par - as of period end (6)	$76,023	$51,266	$39,319	$37,994	$27,059
Average total assets, at fair value	$68,257	$51,809	$47,077	$34,443	$20,473
Average agency securities, at cost	$61,962	$46,060	$41,668	$31,552	$19,361
Average agency securities, at par (6)	$59,082	$43,968	$39,892	$30,220	$18,540
Average repurchase agreements	$57,480	$42,184	$38,484	$28,668	$17,756
Average stockholders' equity (7)	$6,984	$5,564	$4,872	$3,785	$2,412
Net book value per common share as of period end (8)	$29.06	$27.71	$26.90	$26.76	$25.96
Leverage - average during the period (9)	8.2:1	7.6:1	7.9:1	7.6:1	7.4:1
Leverage - as of period end (10)	8.4:1	7.9:1	7.7:1	7.5:1	7.6:1

Key Performance Statistics:
Average coupon (11)	4.15%	4.31%	4.40%	4.55%	4.58%
Average asset yield (12)	3.32%	3.06%	3.14%	3.35%	3.39%
Average cost of funds (13)	(1.01)%	(1.16)%	(1.00)%	(0.89)%	(0.81)%
Average net interest rate spread (14)	2.31%	1.90%	2.14%	2.46%	2.58%
Average coupon - as of period end	3.99%	4.23%	4.35%	4.44%	4.56%
Average asset yield - as of period end	3.06%	3.07%	3.18%	3.45%	3.47%
Average cost of funds - as of period end (15)	(0.99)%	(1.13)%	(1.24)%	(1.09)%	(1.05)%
Average net interest rate spread - as of period end	2.07%	1.94%	1.94%	2.36%	2.42%
Average actual CPR for securities held during the period	10%	9%	8%	9%	13%
Average forecasted CPR - as of period end	9%	14%	13%	10%	10%
Total premium amortization, net	$(100)	$(121)	$(113)	$(79)	$(48)
Expenses % of average assets	0.16%	0.19%	0.18%	0.20%	0.22%
Expenses % of average stockholders' equity	1.60%	1.74%	1.75%	1.80%	1.86%
Net income return on average stockholders' equity (16)	36.8%	14.9%	20.4%	18.8%	22.5%
Comprehensive income return on average equity (17)	33.7%	34.0%	22.3%	25.9%	26.0%
Dividends declared per common share	$1.25	$1.40	$1.40	$1.40	$1.40
Economic return (18)	37.7%	32.6%	22.9%	34.0%	52.2%

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. Accumulated other comprehensive loss (“OCI”) on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP. Other income (loss), net includes $39 million, $33 million and $2 million of other periodic swap interest costs for the three months ended March 31, 2012, December 31, 2011 and September 30, 2011, respectively.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

American Capital Agency Corp.
May 2, 2012

3.
Other interest rate swap periodic costs represent incremental periodic interest costs in excess of amounts reclassified from accumulated OCI into interest expense. Other interest rate swap periodic costs does not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Represents the GAAP net income of the Company's wholly-owned taxable REIT subsidiary, net of corporate income tax. Amount excluded from REIT taxable income until distributed to the REIT.

5.	Based on shares outstanding as of each period end.

6.	Excludes the underlying unamortized principal balance ("UPB") of our interest-only securities.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.	Net book value per share was calculated by dividing total stockholders' equity by the number of shares outstanding.

9.
Leverage during the period was calculated by dividing the daily weighted average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period by the average stockholders' equity for the period.

10.
Leverage at period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, net receivable / payable for unsettled agency securities and other debt by total stockholders' equity at period end.

11.	Weighted average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

12.
Weighted average asset yield for the period was calculated by dividing the total interest income on agency securities, less amortization of premiums and discounts, by the average amortized cost of agency securities held.

13.
Cost of funds includes repurchase agreements and interest rate swaps (including de-designated swaps and swaps never designated as hedges under GAAP), but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Weighted average cost of funds for the period was calculated by dividing the total cost of funds by the average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period.

14.	Net interest rate spread for the period was calculated by subtracting the average cost of funds from the average asset yield.

15.
Cost of funds as of period end includes repurchase agreements and other debt outstanding plus the impact of interest rate swaps in effect as of each period end plus forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

16.	Net income return on average stockholders' equity for the period was calculated by dividing net income by average stockholders' equity.

17.	Comprehensive income return on average stockholders' equity for the period was calculated by dividing comprehensive income by average stockholders' equity.

18.	Economic return represents the sum of the change in net asset value and dividends declared during the period over the beginning net asset value.

AT-THE-MARKET OFFERING PROGRAM
The Company's At-the-Market Offering Program enables the Company to publicly offer and sell, from time to time, shares of common stock in privately negotiated and/or at-the-market transactions pursuant to sales agreements with underwriters. During the quarter, the Company sold 5 million shares of common stock under the sales agreement at an average offering price of $30.70 per share for net proceeds, net of the underwriter's discount, of $142 million.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
During the quarter, AGNC did not issue shares under the Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) through either direct stock purchases or dividend reinvestment.

AGNC's Plan provides prospective investors and existing stockholders with a convenient and economical method to purchase shares of the Company's common stock.  By participating in the Plan, investors may purchase additional shares of common stock by reinvesting some or all of the cash dividends received on shares of the Company's common stock.  Investors may also make optional cash purchases of shares of the Company's common stock subject to certain limitations detailed in the Plan prospectus. To review the Plan prospectus, please visit the Company's website at www.AGNC.com.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on May 3, 2012 at 11:00 am ET. The stockholder call can be accessed through a live webcast,

American Capital Agency Corp.
May 2, 2012

free of charge, at www.AGNC.com or by dialing (877) 270-2148 (U.S. domestic) or +1 (412) 902-6510 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2012 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the AGNC website after the call on May 3. In addition, there will be a phone recording available from 2:00 pm ET May 3 until 9:00 am ET May 18. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference ID number is 10013452.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd., is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products.  Founded in 1986, American Capital has $101 billion in assets under management and seven offices in the U.S. and Europe.  American Capital and its affiliates will consider investment opportunities from $10 million to $500 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Agency Corp.
May 2, 2012

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or “GAAP net interest income”), less other periodic interest rate swap interest costs reported in other income (loss), net.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.